                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                                                                JURISDICTION OR
                                                                                                    STATE OF
NAME                                                                                             INCORPORATION
--------------------------------------------------------------------------------------------  --------------------
Citizens & Northern Bank....................................................................        Pennsylvania

Bucktail Life Insurance Company.............................................................             Arizona